UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2020

Harvest Capital Credit Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35906	46-1396995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
767 Third Avenue, 29th Floor
New York, NY 10017
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (212) 906-3589
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value of $0.001 per share	HCAP	NASDAQ Global Market
6.125% Notes due 2022	HCAPZ	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On June 10, 2020, Harvest Capital Credit Corporation (the "Company") held its 2020 annual meeting of stockholders (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders approved two proposals, the voting results for which are described below. As of April 16, 2020, the record date for the Annual Meeting, 5,958,479 shares of the Company's common stock were outstanding and eligible to vote at the Annual Meeting.
Proposal 1. The Company's stockholders elected two directors of the Company who will each serve until the 2023 annual meeting of stockholders and until his successor is duly elected and qualified. The tabulation of votes was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Dorian B. Klein	1,891,286	186,234	2,692,400
Jack G. Levin	1,872,575	204,945	2,692,400

Proposal 2. The Company's stockholders ratified the selection of RSM US LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020, as set forth below:

Votes For	Votes Against	Abstain
4,665,410	52,752	51,758

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2020	HARVEST CAPITAL CREDIT CORPORATION

	By:	/s/ William E. Alvarez, Jr.
	Name:	William E. Alvarez, Jr.
	Title:	Chief Financial Officer, Chief Compliance Officer & Secretary